Exhibit 99.1

GOLDEN ENTERTAINMENT REPORTS 2019 SECOND QUARTER RESULTS

Second Quarter and Recent Highlights:

- Record quarterly net revenues and Adjusted EBITDA

- The Strat renovations on schedule and on budget; casino floor renovations and additional room remodels underway

- Implementing operational synergies in Laughlin

- TrueRewards one card loyalty program now live at all ten casino properties

- Opened two new taverns in Q2 and one in July bringing current total to 66 Nevada locations

- Refinanced 2nd lien debt and repaid outstanding revolving credit facility with unsecured notes offering

LAS VEGAS – August 6, 2019 – Golden Entertainment, Inc. (NASDAQ:GDEN) (“Golden Entertainment”, “Golden” or the “Company”) today reported financial results for the second quarter ended June 30, 2019.

Blake Sartini, Chairman and Chief Executive Officer of Golden Entertainment, commented, “Record quarterly revenue and Adjusted EBITDA in the second quarter reflects solid year-over-year increases across both our Casinos and Distributed Gaming operations.

“The improvements we have made at The Strat continue to be well received by our guests despite the ongoing construction disruption at the property. We have started renovations to The Strat casino floor and remodels of additional hotel rooms, which we expect to complete by the end of the year. We have also integrated the operations of the Edgewater and Colorado Belle casinos in Laughlin and we expect these properties to deliver improved results in the second half of the year as we begin to realize our targeted synergies. In addition, we have improved our ability to incentivize guests across our casino platform with the completed rollout of our new TrueRewards loyalty program at all ten of our casino properties.

“During the second quarter our Distributed Gaming operations benefited from six new taverns opened since the prior-year period and from improved Nevada chain store performance following rent adjustments to approximately half of our locations. Further, our Montana business continues to grow organically with the addition of new locations.

“During the second quarter we completed a $375 million unsecured notes offering that refinanced our revolver borrowings and outstanding 2nd lien term loan, reduced secured leverage, extended maturities and added fixed cost capital to the balance sheet while maintaining an attractive blended interest rate.

“We expect continued economic growth in southern Nevada will support the financial performance for the majority of our portfolio of gaming assets. In addition, we believe our strategic investment in The Strat as well as our recent property acquisitions in Laughlin position us favorably to build long-term shareholder value.”

Consolidated Results

The Company reported record second quarter revenues of $248.1 million, up 14.6% from $216.5 million in the second quarter of 2018. Net loss for the second quarter of 2019 was $14.4 million or a loss of $0.52 per share, compared to net income of $3.6 million or $0.12 per diluted share in the second quarter of 2018. Adjusted EBITDA increased 7.6% to a record $49.8 million for the second quarter of 2019 compared to $46.3 million for the second quarter of 2018. Results for the second quarter include a full quarter of operations of the Edgewater and Colorado Belle Casino Resorts acquired by the Company on January 14, 2019.

Casinos

Casino revenues grew 21.2% to $158.7 million in the second quarter of 2019 compared to $130.9 million in the second quarter of 2018. Casino Adjusted EBITDA grew 13.7% to $48.0 million compared to $42.2 million in the same quarter of 2018.

In the second quarter, growth in the casino segment was primarily driven by the acquisition of two casinos in Laughlin, Nevada in January 2019, partially offset by the construction disruption at The Strat and increased regional competition that impacted Rocky Gap Casino Resort in Maryland.

Distributed Gaming

Distributed Gaming revenues increased 4.4% to $89.2 million from $85.4 million in the second quarter of 2018. Adjusted EBITDA for the segment grew 6.5% to $13.7 million from $12.8 million in the same period of 2018.

The Company generated growth in revenue and Adjusted EBITDA in both its Nevada and Montana distributed gaming businesses for the second consecutive quarter. In Nevada, continued growth from the Company’s wholly-owned tavern portfolio, which added six new locations since the prior-year period, as well as stabilization of the Company’s chain store locations contributed to improved results. In Montana, the Company continued to add new locations and also benefited from continued investment in new game technology.

The Strat Renovations Update

The Strat renovations for 2019 remain on schedule, with renovations to the casino floor beginning in June and additional room renovations beginning in July. The Strat’s new tap room, lounge and sports book were open for the entire second quarter. In addition, the Company completed renovations to the SkyPod on the 108th floor of the tower, which includes a remodeled gift shop and food and beverage outlets as well as improvements to the Sky Jump experience. Prior to the second quarter, Golden completed the renovation of 317 hotel rooms, other food and beverage outlets (including Top of the World, Strat Café and Starbucks), exterior lighting and landscaping of the property.

The remaining projects for 2019 include completing the casino remodel, renovating an additional 252 hotel rooms and completing the design of potential group meeting space. Golden expects the renovations of the casino floor to be ongoing throughout the remainder of the year.

As of June 30, 2019, the Company has invested approximately $54 million on The Strat renovations, including approximately $24 million in 2018. The Company expects approximately $30 million of additional renovation costs for 2019 which it intends to fund with cash flow from operations. Golden Entertainment’s total budget for The Strat renovations remains unchanged at approximately $140 million.

Balance Sheet Highlights

As of June 30, 2019, the Company had cash and cash equivalents of approximately $117 million and total outstanding debt of $1.15 billion, with no borrowings outstanding under the Company’s $200 million revolving credit facility.

In April, the Company completed a $375 million, 7-year senior unsecured notes offering which priced at 7.625%. Proceeds from the notes offering were used to repay $145 million of outstanding borrowings under the Company’s revolving credit facility, repay the Company’s $200 million 2nd lien term loan facility, repay $18 million of outstanding borrowings under the Company’s existing 1st lien term loan facility and pay offering fees and expenses. Currently, the Company has $772 million outstanding under its first lien term loan facility with an interest cost of LIBOR plus 3%.

Investor Conference Call and Webcast

The Company will host a webcast and conference call today, August 6, 2019 at 5:00 p.m. Eastern Time, to discuss the second quarter 2019 results. The conference call may be accessed live by dialing (844) 465-3054 or (480) 685-5227 for international callers and entering the passcode 5152816. A replay will be available beginning at 8:00 p.m. ET on August 6, 2019 and may be accessed by dialing (855) 859-2056 or (404) 537-3406 for international callers; the passcode is 5152816. The replay will be available until August 9, 2019. The call will also be webcast live through the “Investors” section of the Company’s website, www.goldenent.com. A replay of the audio webcast will also be archived on the Company’s website, www.goldenent.com.

Forward-Looking Statements

This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements can generally be identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “potential,” “seek,” “should,” “think,” “will,” “would” and similar expressions, or they may use future dates. Forward-looking statements in this press release include, without limitation, statements regarding: the integration and benefits of, and realization of cost synergies from, the Laughlin acquisition; future financial and operating results; proposed future capital expenditures, investments and property improvements, including The Strat renovations, anticipated opening of new tavern and distributed gaming locations and investment in technology, and their associated timing, source of funding and cost; and the Company’s plans, strategic priorities, objectives, expectations, intentions, including with respect to its growth prospects and growth opportunities and potential acquisitions. Forward-looking statements are based on our current expectations and assumptions regarding the Company’s business, the economy and other future conditions. These forward-looking statements are subject to assumptions, risks and uncertainties that may change at any time, and readers are therefore cautioned that actual results could differ materially from those expressed in any forward-looking statements. Factors that could cause actual results to differ materially include: the Company’s ability to realize the anticipated cost savings, synergies and other benefits of the American and Laughlin transactions and its other acquisitions, and integration risks relating to such transactions; changes in national, regional and local economic, political and market conditions; legislative and regulatory matters (including the cost of compliance or failure to comply with applicable laws and regulations); increases in gaming taxes and fees in the jurisdictions in which the Company operates; litigation; increased competition; the Company’s ability to renew its distributed gaming contracts; reliance on key personnel (including the Company’s Chief Executive Officer, Chief Operating Officer and Chief Strategy and Financial Officer); the level of the Company’s indebtedness and the Company’s ability to comply with covenants in its debt instruments; terrorist incidents; natural disasters; severe weather conditions; the effects of environmental and structural building conditions; the effects of disruptions to the Company’s information technology and other systems and infrastructure; factors affecting the gaming, entertainment and hospitality industries generally; and

other risks and uncertainties discussed in the Company’s filings with the SEC, including the “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and most recent Quarterly Reports on Form 10-Q. The Company undertakes no obligation to update any forward-looking statements as a result of new information, future developments or otherwise. All forward-looking statements in this press release are qualified in their entirety by this cautionary statement.

Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements presented in accordance with United States generally accepted accounting principles (“GAAP”), the Company uses Adjusted EBITDA, which measure the Company believes is appropriate to provide meaningful comparison with, and to enhance an overall understanding of, the Company’s past financial performance and prospects for the future. The Company believes Adjusted EBITDA provides useful information to both management and investors by excluding specific expenses and gains that the Company believes are not indicative of core operating results. Further, Adjusted EBITDA is a measure of operating performance used by management, as well as industry analysts, to evaluate operations and operating performance and is widely used in the gaming industry. Other companies in the gaming industry may calculate Adjusted EBITDA differently than the Company does.

The presentation of this additional information is not meant to be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. Reconciliations of Adjusted EBITDA to net income (loss) are provided in the financial information tables below.

The Company defines “Adjusted EBITDA” as earnings before interest and other non-operating income (expense), income taxes, depreciation and amortization, acquisition expenses, loss on disposal of property and equipment, share-based compensation expenses, preopening and related expenses, class action litigation expenses, executive severance, gain on change in fair value of derivative, and other gains and losses. Adjusted EBITDA for a particular segment or operation is Adjusted EBITDA before corporate overhead, which is not allocated to each segment or operation.

About Golden Entertainment, Inc.

Golden Entertainment owns and operates gaming properties across two divisions – casino operations and distributed gaming. Golden operates approximately 17,300 slots, 160 table games, and 7,318 hotel rooms, and provides jobs for approximately 8,200 team members. Golden owns ten casino resorts – nine in Southern Nevada and one in Maryland. Through its distributed gaming business in Nevada and Montana, Golden operates video gaming devices at over 1,000 locations and owns over 60 traditional taverns in Nevada. Golden is also licensed in Illinois and Pennsylvania to operate video gaming terminals. For more information, visit www.goldenent.com.

Contacts

Golden Entertainment, Inc.	Investor Relations
Charles H. Protell	Joseph Jaffoni, Richard Land, James Leahy
Chief Financial Officer	JCIR
702/893-7777	212/835-8500 or gden@jcir.com

Golden Entertainment, Inc.

Consolidated Statements of Operations

(Unaudited, in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenues
Gaming	$146,246	$132,546	$290,038	$266,409
Food and beverage	52,104	43,422	101,862	86,025
Rooms	35,514	27,660	66,801	53,787
Other	14,206	12,915	29,261	25,111
Total revenues	248,070	216,543	487,962	431,332
Expenses
Gaming	84,007	78,510	166,355	156,198
Food and beverage	40,216	35,351	78,430	68,943
Rooms	16,008	12,291	30,409	23,856
Other operating	5,160	3,655	11,594	7,651
Selling, general and administrative	56,235	43,615	113,182	87,821
Depreciation and amortization	29,976	22,854	57,241	48,091
Acquisition and severance expenses	1,123	565	2,667	1,864
Preopening expenses	738	389	1,516	837
Loss on disposal of assets	585	218	832	295
Total expenses	234,048	197,448	462,226	395,556
Operating income	14,022	19,095	25,736	35,776
Non-operating income (expense)
Interest expense, net	(19,135)	(16,066)	(37,270)	(30,809)
Loss on extinguishment and modification of debt	(9,150)	—	(9,150)	—
Change in fair value of derivative	(1,489)	1,462	(3,737)	4,673
Total non-operating expense, net	(29,774)	(14,604)	(50,157)	(26,136)
Income (loss) before income tax benefit	(15,752)	4,491	(24,421)	9,640
Income tax benefit (provision)	1,344	(897)	1,995	(2,116)
Net income (loss)	$(14,408)	$3,594	$(22,426)	$7,524

Weighted-average common shares outstanding
Basic	27,762	27,406	27,667	27,278
Dilutive impact of stock options and restricted stock units	—	2,258	—	2,250
Diluted	27,762	29,664	27,667	29,528
Net income (loss) per share
Basic	$(0.52)	$0.13	$(0.81)	$0.28
Diluted	$(0.52)	$0.12	$(0.81)	$0.25

Golden Entertainment, Inc.

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(Unaudited, in thousands)

	Three Months Ended June 30, 2019
	Casino Segment		Distributed Gaming Segment
	Nevada Casinos	Maryland Casino	Nevada Distributed Gaming	Montana Distributed Gaming	Corporate and Other	Consolidated
Total Revenues	$140,260	$18,456	$71,445	$17,708	$201	$248,070

Net income (loss)	$18,194	$4,277	$6,687	$660	$(44,226)	$(14,408)
Depreciation and amortization	23,092	960	3,894	1,675	355	29,976
Preopening and related expenses(1)	685	15	660	-	137	1,497
Acquisition and severance expenses	101	-	9	-	1,013	1,123
Asset disposal and other writedowns	412	99	78	(4)	-	585
Share-based compensation	-	-	-	-	2,134	2,134
Other, net	81	-	-	-	406	487
Interest expense, net	63	1	21	2	19,048	19,135
Loss on extinguishment and modification of debt	-	-	-	-	9,150	9,150
Change in fair value of derivative	-	-	-	-	1,489	1,489
Income tax benefit	-	-	-	-	(1,344)	(1,344)
Adjusted EBITDA	$42,628	$5,352	$11,349	$2,333	$(11,838)	$49,824

	Three Months Ended June 30, 2018
	Casino Segment		Distributed Gaming Segment
	Nevada Casinos	Maryland Casino	Nevada Distributed Gaming	Montana Distributed Gaming	Corporate and Other	Consolidated
Total Revenues	$112,917	$18,009	$69,507	$15,890	$220	$216,543

Net income (loss)	$19,632	$4,604	$6,583	$969	$(28,194)	$3,594
Depreciation and amortization	16,364	1,048	3,745	1,234	463	22,854
Preopening expenses(1)	-	-	88	-	301	389
Acquisition and severance expenses	168	-	2	-	395	565
Asset disposal and other writedowns	214	4	-	-	-	218
Share-based compensation	-	-	-	-	2,758	2,758
Other, net	123	-	195	-	99	417
Interest expense, net	23	2	25	1	16,015	16,066
Change in fair value of derivative	-	-	-	-	(1,462)	(1,462)
Income tax provision	-	-	-	-	897	897
Adjusted EBITDA	$36,524	$5,658	$10,638	$2,204	$(8,728)	$46,296

	Six Months Ended June 30, 2019
	Casino Segment		Distributed Gaming Segment
	Nevada Casinos	Maryland Casino	Nevada Distributed Gaming	Montana Distributed Gaming	Corporate and Other	Consolidated
Total Revenues	$275,889	$34,201	$142,850	$34,660	$362	$487,962

Net income (loss)	$38,056	$7,104	$13,719	$1,234	$(82,539)	$(22,426)
Depreciation and amortization	43,781	1,914	7,617	3,281	648	57,241
Preopening and related expenses(1)	2,339	15	1,226	-	149	3,729
Acquisition and severance expenses	387	-	22	13	2,245	2,667
Asset disposal and other writedowns	668	99	78	(13)	390	1,222
Share-based compensation	11	-	5	-	6,302	6,318
Other, net	92	-	-	-	1,259	1,351
Interest expense, net	113	3	36	3	37,115	37,270
Loss on extinguishment and modification of debt	-	-	-	-	9,150	9,150
Change in fair value of derivative	-	-	-	-	3,737	3,737
Income tax benefit	-	-	-	-	(1,995)	(1,995)
Adjusted EBITDA	$85,447	$9,135	$22,703	$4,518	$(23,539)	$98,264

	Six Months Ended June 30, 2018
	Casino Segment		Distributed Gaming Segment
	Nevada Casinos	Maryland Casino	Nevada Distributed Gaming	Montana Distributed Gaming	Corporate and Other	Consolidated
Total Revenues	$228,584	$32,829	$138,241	$31,317	$361	$431,332

Net income (loss)	$40,772	$7,305	$13,406	$1,594	$(55,553)	$7,524
Depreciation and amortization	34,973	2,074	7,525	2,602	917	48,091
Preopening expenses(1)	-	-	236	-	601	837
Acquisition and severance expenses	219	-	37	-	1,608	1,864
Asset disposal and other writedowns	276	4	5	10	-	295
Share-based compensation	-	-	-	-	4,602	4,602
Other, net	160	-	362	-	203	725
Interest expense, net	45	4	69	3	30,688	30,809
Change in fair value of derivative	-	-	-	-	(4,673)	(4,673)
Income tax provision	-	-	-	-	2,116	2,116
Adjusted EBITDA	$76,445	$9,387	$21,640	$4,209	$(19,491)	$92,190

(1)

Preopening and related expenses include rent, organizational costs, non-capital costs associated with the opening of tavern and casino locations, and expenses related to The Strat rebranding and the launch of the TrueRewards loyalty program.